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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-1
No. 333-    ) and related Prospectus of Metromedia Fiber Network, Inc. to the reference to our firm under the captions "Selected Consolidated Financial and Operating Data", "Summary Consolidated Financial and Operating Data" and "Experts" and to the use of our report dated June 26, 1996 relating to the 1995 consolidated financial statements of Metromedia Fiber Network, Inc. (formerly National Fiber Network, Inc.) included in Amendment No. 5 to the Registration Statement (No. 333-33653 on Form S-1) and related Prospectus for the registration of shares of its Class A Common Stock. Our report contains an explanatory paragraph regarding an uncertainty as to the Company's ability to continue as a going concern.

                                          M.R. Weiser & Co. LLP

New York, New York
October 28, 1997